Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mammoth Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1389	32-0498321
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14201 Caliber Drive, Suite 300
Oklahoma City, OK 73134
(405) 608-6007
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mark Layton
Chief Financial Officer
Mammoth Energy Services, Inc.
14201 Caliber Drive, Suite 300
Oklahoma City, OK 73134
(405) 608-6007
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Seth R. Molay, P.C.
Akin Gump Strauss Hauer & Feld LLP
2300 N. Field St., Suite 1800
Dallas, TX 75201
(214) 969-4780

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common stock, par value $0.01 per share	—(1)	—(2)	$500,000,000(3)	$54,550(1)
Secondary Offering:
Common stock, par value $0.01 per share	24,109,858(5)	(3)	$90,894,164.66(3)	$9,916,55(4)
Total (Primary and Secondary)	—			$64,466.55(5)
(1)    There is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by Mammoth Energy Services, Inc. in a primary offering in such amounts as shall result in an aggregate offering price not to exceed $500,000,000. An indeterminate amount of common stock having a proposed maximum aggregate offering price of $500,000,000 that were registered by the registrant pursuant to the Registration Statement No. 333-221268 (initially filed on November 1, 2017, amended on June 6, 2018, declared effective by the SEC on June 19, 2018 and expiring on June 19, 2021 (the “Prior Registration Statement”) remain unissued and unsold under the Prior Registration Statement. All of such unissued and unsold securities are included in this Registration Statement pursuant to Rule 415(a)(6). An aggregate of $62,250 in filing fees previously paid in connection with such unissued and unsold securities under the Prior Registration Statements will continue to apply to such unissued and unsold securities included in this Registration Statement. The offering of such unissued and unsold securities registered under the Prior Registration Statement shall be deemed terminated as of the effective date of this Registration Statement. This Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(2)    With respect to the primary offering, the proposed maximum offering price per share of common stock is not specified pursuant to General Instruction II.D of Form S-3.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. With respect to the primary offering, in no event will the aggregate initial offering price of shares of common stock offered from time to time pursuant to this Registration Statement exceed $500,000,000. With respect to common stock to be offered for sale by the registrant in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act. With respect to shares of the registrant’s common stock to be offered for resale by the selling stockholders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act based on the average of the high and low prices reported for the registrant’s common stock traded on The NASDAQ Global Select Market on June 14, 2021 of $3.77 per share.
(4)    In the secondary offering, there is being registered 22,280,962 shares of common stock of the registrant to be offered for resale by certain selling stockholder identified in this Registration Statement and related prospectus. An aggregate of 32,378,334 shares of common stock (for which a filing fee in the amount of $57,846.80 was paid by the registrant in connection with the filing of the Prior Registration Statement) out of a total of 36,763,334 shares of common stock that were registered under the Prior Registration Statement remain unsold. Of these unsold shares of common stock, 21,985,560 shares are included in this Registration Statement pursuant to Rule 415(a)(6). An amount of $46,997.76 in filing fees previously paid in connection with such unsold shares under the Prior Registration Statement will continue to apply to such unsold shares included in this Registration Statement. The offering of such unsold shares registered under the Prior Registration Statement shall be deemed terminated as of the effective date of this Registration Statement. An additional 2,124,298 new shares of common stock may be offered for resale by the selling stockholders identified in this Registration Statement and related prospectus in the secondary offering upon effectiveness of this Registration Statement.
(5)    In accordance with Rule 457(p), the total filing fee due for this Registration Statement has been offset by an aggregate of $109,247.76 in filing fees associated with all of the unsold securities under the Prior Registration Statement in the secondary offering, a portion of which securities (as specified in Notes 1 and 4 above) is included in this Registration Statement pursuant to Rule 415(a)(6). Accordingly, a net filing fee of $0 is due in connection with the filing of this Registration Statement. Since the filing fee offset exceeds the filing fees due in connection with this Registration Statement, the balance of $44,781.21 representing the unused filing fees from the Prior Registration Statement will be applied by the Registrant to future filings. The prospectus filed with this Registration Statement relates to this Registration Statement and the Prior Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities and it is not soliciting an offer to buy such securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated June 17, 2021
Prospectus
Mammoth Energy Services, Inc.

Common Stock

This prospectus relates to:

•	up to $500,000,000 maximum offering price of shares of common stock to be offered by us from time to time in a primary offering; and
•
up to 24,109,858 currently issued and outstanding shares of common stock (or shares of common stockunderlying the outstanding equity awards) to be offered from time to time by the selling stockholders identified in this prospectus under “Selling Stockholders.”

We or the selling stockholders may from time to time, in one or more offerings, offer and sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section of this prospectus entitled “Plan of Distribution,” including through sales to underwriters or dealers (in which case this prospectus will be accompanied by a prospectus supplement listing any underwriters, the compensation to be received by the underwriters, and the total amount of money that we or the selling stockholders will receive in such sale after expenses of the offering are paid).
We or the selling stockholders may elect to sell all, a portion or none of the shares of common stock offered hereby. We or the selling stockholders will determine the prices and terms of the sales at the time of each offering made by us or them. Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of common stock by the selling stockholders.
This prospectus provides you with a general description of the common stock and the general manner in which we or the selling stockholders will offer the common stock. Each time we or the selling stockholders sell our common stock, to the extent required, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and all other documents incorporated by reference in this prospectus or any applicable prospectus supplement before you invest in our common stock. In making offers and sales pursuant to this prospectus, the selling stockholders may be deemed to be acting as an underwriter, and their offers and sales may be deemed to be made indirectly on our behalf. For a more detailed discussion regarding the selling stockholders, please read “Selling Stockholders.”
Our common stock is listed on the on The Nasdaq Global Select Market under the symbol “TUSK.” The last reported sales price of our common stock on the Nasdaq Global Select Market on June 16, 2021 was $4.07 per share.
You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” and “Information Incorporated by Reference” sections of this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the common stock described in this prospectus, and the selling stockholders identified in this prospectus or the selling stockholders that may be identified in an applicable prospectus supplement may, from time to time, resell up to 24,109,858 shares of our common stock, in each case, in one or more offerings. This prospectus provides you with a general description of the common stock we and/or selling stockholders may offer. Each time we or the selling stockholders sell common stock, to the extent required, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any of our common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus or any applicable prospectus supplement under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
When used in this prospectus or in any supplement to this prospectus, the terms “Mammoth,” the “Company,” “we,” “our” and “us” refer to Mammoth Energy Services, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to or incorporated by reference herein are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.mammothenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
•the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2021;
•our Quarterly Report on Form 10-Q filed with the SEC on May 3, 2021;
•our Current Report on Form 8-K filed with the SEC on June 9, 2021; and
•the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on March 2, 2020, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus, in each case, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by writing to Mark Layton, Chief Financial Officer, Mammoth Energy Services, Inc., 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134; telephone: (405) 608-6007.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Various statements contained in this prospectus that express a belief, expectation or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act and the Private Securities Litigation Reform Act of 1995. In particular, the factors discussed or incorporated by reference in this prospectus could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements.
Forward-looking statements may include statements about:
•the levels of capital expenditures by our customers and the impact of reduced drilling and completions activity on utilization and pricing for our oilfield services;
•the volatility of oil and natural gas prices and actions by OPEC members and other oil exporting nations affecting commodity price and production levels;
•the threat, occurrence, potential duration or other implications of epidemic or pandemic diseases, including the ongoing COVID-19 pandemic and its severity, or any government response to such threat, occurrence or pandemic;
•our ability to protect the health and well-being of our employees during the ongoing COVID-19 pandemic;
•logistical challenges and remote working arrangements;
•the performance of contracts and supply chain disruptions during the ongoing COVID-19 pandemic;
•general economic, business or industry conditions;
•conditions in the capital, financial and credit markets;
•our ability to obtain capital or financing needed for our operations on favorable terms or at all or continue to comply with financial maintenance covenants in our existing revolving credit facility;
•conditions of U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies;
•U.S. and global economic conditions and political and economic developments, including the effects of the recent U.S. presidential and congressional elections on energy and environmental policies;
•our ability to execute our business and financial strategies;
•our ability to continue to grow our infrastructure services segment, recommence certain of our suspended oilfield services or return our natural sand proppant services segment to profitability;
•any loss of one or more of our significant customers and its impact on our revenue, financial condition and results of operations;
•asset impairments;
•our ability to identify, complete and integrate acquisitions of assets or businesses;
•our ability to receive, or delays in receiving, permits and governmental approvals and/or payments, and to comply with applicable governmental laws and regulations;

•the outcome of a government investigation relating to the contracts awarded to one of our subsidiaries by the Puerto Rico Electric Power Authority and any resulting litigation;
•the outcome of our contract claims against Gulfport Energy Corporation and its subsidiaries, which we refer to as Gulfport, and the ultimate recoveries awarded to us;
•the outcome of other pending litigation discussed in our filings with the SEC incorporated by reference into this prospectus;
•any future litigation, indemnity or other claims;
•regional supply and demand factors, delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits on our customers;
•the availability of transportation, pipeline and storage facilities and any increase in related costs;
•extreme weather conditions, such as the recent severe winter storms in the Permian Basin where we provide completion and drilling services;
•access to and restrictions on use of water;
•technology;
•civil unrest or terrorist attacks;
•cybersecurity issues as digital technologies may become more vulnerable and experience a higher rate of cyberattacks in the current environment of remote connectivity;
•competition within the energy services industry;
•availability of equipment, materials or skilled personnel or other labor resources;
•our ability to maintain compliance with financial covenants under our revolving credit facility;
•payment of any future dividends;
•future operating results; and
•capital expenditures and other plans, objectives, expectations and intentions.
All of these types of statements, other than statements of historical fact included in this prospectus, are forward-looking statements. These forward-looking statements may be found in the “Our Company,” “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included, as applicable, in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein and elsewhere in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “seek,” “objective” or “continue,” the negative of such terms or other comparable terminology.
The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, our management’s assumptions about future events may prove to be inaccurate. Our management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the many factors including those described under “Risk Factors” in this prospectus and any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC incorporated by reference herein and elsewhere in this prospectus or any applicable prospectus supplement. All forward-looking statements contained in this prospectus or any applicable prospectus supplement or included in a document incorporated by reference herein or therein speak only as of the date hereof or thereof, respectively. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
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OUR COMPANY
We are an integrated, growth-oriented company serving both the electric utility and oil and gas industries in North America. Our primary business objective is to grow our operations and create value for stockholders through organic growth opportunities and accretive acquisitions. Our suite of services includes infrastructure services, well completion services, natural sand proppant services, drilling services and other services, which includes aviation, equipment rental, crude oil hauling, remote accommodations, equipment manufacturing and infrastructure engineering and design services. Our infrastructure services division provides construction, upgrade, maintenance and repair services to the electrical infrastructure industry. Our well completion services division provides hydraulic fracturing, sand hauling and water transfer services. Our natural sand proppant services division mines, processes and sells natural sand proppant used for hydraulic fracturing. Our drilling services division currently provides rental equipment, such as mud motors and operational tools, for both vertical and horizontal drilling. In addition to these service divisions, we also provide aviation services, equipment rentals, crude oil hauling services, remote accommodations, equipment manufacturing and infrastructure engineering and design services. We believe that the services we offer play a critical role in maintaining and improving electrical infrastructure as well as in increasing the ultimate recovery and present value of production streams from unconventional resources. Our complementary suite of services provides us with the opportunity to cross-sell our services and expand our customer base and geographic positioning.
Our transformation towards an industrial based company is ongoing. During the fourth quarter of 2019, we began infrastructure engineering operations focused on the transmission and distribution industry and also commenced equipment manufacturing operations. Our equipment manufacturing operations provide us with the ability to repair much of our existing equipment in-house, as well as the option to manufacture certain new equipment we may need in the future. The equipment manufacturing operations have initially served the internal needs for our water transfer, equipment rental and infrastructure businesses, but we expect to expand into third party sales in the future. We are continuing to explore other opportunities to expand our business lines as we shift to a broader industrial focus.
Our facilities and service centers are strategically located in Ohio, Texas, Oklahoma, Wisconsin, West Virginia, Kentucky, California, Colorado and Alberta, Canada primarily to serve the following areas:
•The Utica Shale in Eastern Ohio;
•Southern Ohio;
•The Permian Basin in West Texas;
•The Appalachian Basin in the Northeast;
•The SCOOP and STACK in Oklahoma;
•The Arkoma Basin in Arkansas and Oklahoma;
•The Anadarko Basin in Oklahoma;
•The Marcellus Shale in West Virginia and Pennsylvania;
•Southeastern New Mexico;
•The Barnett Shale in Texas;
•The Granite Wash and Mississippi Shale in Oklahoma and Texas;
•The Cana Woodford and Woodford Shales and the Cleveland Sand in Oklahoma;

•The Eagle Ford Shale in Texas;
•Southern California; and
•The oil sands in Alberta, Canada.
Our operational division heads have an extensive track record in the infrastructure and oilfield service businesses with an average of over 28 years of infrastructure services experience and over 30 years of oilfield services experience. They bring valuable expertise and long-term customer relationships to our business. We provide our infrastructure services to private utilities, public investor owned utilities, or IOUs, and cooperatives, or Co-Ops, and our well completion, natural sand proppant, drilling and other services to a diversified range of both public and private independent oil and natural gas producers. For the years ended December 31, 2020 and 2019, our top five customers represented approximately 50% and 53%, respectively, of our revenue, and for the three months ended March 31, 2021, our top five customers represented approximately 63% of our revenue.
Our principal executive offices are located at 14201 Caliber Drive, Suite 300, Oklahoma City, OK 73134, and our telephone number at that address is (405) 608-6007. Our website address is www.mammothenergy.com. Information contained on our website does not constitute part of this prospectus or any applicable prospectus supplement.

RISK FACTORS
Investment in our common stock involves certain risks. In addition to the risk factors set forth below, you should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Estimates” and in any other filings we made with the SEC prior to the filing or the date of this prospectus, including those incorporated by reference into this prospectus, under the heading “Risk Factors” before investing in our common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”
Risks Inherent to Our Common Stock
Our largest stockholder controls a significant percentage of our common stock, and its interests may conflict with those of our other stockholders.
Wexford Capital LP, or Wexford, through its affiliate MEH Sub LLC, one of the selling stockholders identified in this prospectus, beneficially owns approximately 47.7% of our outstanding common stock. As a result, Wexford can exercise significant influence over matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions. Further, two individuals who serve as our directors are affiliates of Wexford. This concentration of ownership and relationships with Wexford makes it unlikely that any other holder or group of holders of our common stock will be able to affect the way we are managed or the direction of our business. In addition, we have engaged, and expect to continue to engage, in related party transactions involving Wexford and certain companies they control. The interests of Wexford with respect to matters potentially or actually involving or affecting us, such as services provided, future acquisitions, financings and other corporate opportunities, and attempts to acquire us, may conflict with the interests of our other stockholders. This concentrated ownership will make it extremely difficult for another company to acquire us and for you to receive any related takeover premium for your shares unless Wexford approves the acquisition.

A significant reduction by Wexford of its ownership interests in us could adversely affect us.
We believe that Wexford’s substantial ownership interest in us provides it with an economic incentive to assist us to be successful. Wexford is not subject to any obligation to maintain its ownership interest in us and may elect at any time to sell all or a substantial portion of or otherwise reduce its ownership interest in us. If Wexford sells all or a substantial portion of its ownership interest in us, it may have less incentive to assist in our success and its affiliates that serve as members of our board of directors may resign. Such actions could adversely affect our ability to successfully implement our business strategies which could adversely affect our cash flows or results of operations.
We have and will continue to incur increased costs and obligations as a result of being a public company.
As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses. These include costs associated with our public company reporting requirements and corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act of 2010, as well as rules implemented by the SEC, The Nasdaq Global Select Market and the Financial Industry Regulatory Authority. These rules and regulations have increased our legal and financial compliance costs and made some activities more time-consuming and costly. These rules and regulations may also make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We estimate that we incur approximately $2.5 million of incremental costs per year associated with being a publicly traded company; however, it is possible that our incremental costs of being a publicly traded company will be higher than we currently estimate. We have incurred and expect to continue to incur significant additional expenses and devote substantial management effort toward ensuring compliance with certain requirements applicable to us under Section 404 of the Sarbanes-Oxley Act.
The corporate opportunity provisions in our certificate of incorporation could enable Wexford or any other affiliates of ours to benefit from corporate opportunities that might otherwise be available to us.
Subject to the limitations of applicable law, our certificate of incorporation, among other things:

•	permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested;
•	permits any of our stockholders, officers or directors to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and
•	provides that if any director or officer of one of our affiliates who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to such affiliates and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary or other duties to us regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.
These provisions create the possibility that a corporate opportunity that would otherwise be available to us may be used for the benefit of one of our affiliates.
We have engaged in transactions with our affiliates and expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our common stockholders’ best interests.
We have engaged in transactions and expect to continue to engage in transactions with affiliated companies. As described in our filings incorporated by reference into this prospectus, these transactions include, among others, a joint venture, agreements to provide our services and frac sand products to our affiliates and agreements pursuant to which our affiliates provide or will provide us with certain services, including administrative and advisory services and office space. Each of these entities is either controlled by or affiliated with Wexford, and the resolution of any conflicts that may arise in connection with such related party transactions, including pricing, duration or other terms of service, may not always be in our or our stockholders’ best interests because Wexford has the ability to influence the outcome of these conflicts. For a discussion of potential conflicts, see “—Risks Inherent to Our Common Stock—Our largest stockholder controls a significant percentage of our common stock, and its interests may conflict with those of our other stockholders.”
If the price of our common stock fluctuates significantly, your investment could lose value.
Although our common stock is listed on The Nasdaq Global Select Market, an active public market for our common stock may not develop or be maintained. If an active public market for our common stock does not develop or, if it does, is not maintained, the trading price and liquidity of our common stock will be materially and adversely affected. Without a large float, our common stock is less liquid than the securities of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. The market price for our common stock has fluctuated significantly, ranging from a high of $5.19 per share to a low of $0.59 per share during 2020, and was $4.07 per share of our common stock on June 16, 2021. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. In addition, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;
•	changes in our earnings estimates;
•	investment recommendations by securities analysts following our business or our industries;
•	additions or departures of key personnel;
•	changes in the business, earnings estimates or market perceptions of our competitors;
•	our failure to achieve operating results consistent with securities analysts’ projections;
•	changes in industry, general market or economic conditions; and
•	announcements of legislative or regulatory change.
The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industries. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce the price for our common stock.

Two stockholders beneficially own a substantial amount of our common stock and may sell such common stock in the public or private markets. Sales of these shares of common stock or sales of substantial amounts of our common stock by other stockholders, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock.
As of June 16, 2021, (i) Wexford beneficially owned approximately 47.7 % of our common stock and (ii) approximately 21.2% of our common stock was in the process of being transferred from Gulfport to a trust for the benefit of certain of Gulfport’s creditors pursuant to Gulfport’s chapter 11 bankruptcy plan of reorganization. Sales of these shares of common stock or sales of substantial amounts of our common stock by our other stockholders, or the perception that such sales may occur, could cause the price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common or preferred stock.
If securities or industry analysts do not publish research or reports about our business, if they adversely revise their recommendations regarding our stock or if our operating results do not meet their expectations, the price of our stock could decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our stock or if our operating results do not meet their expectations, our stock price could decline.
We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.
Provisions in our certificate of incorporation and bylaws and Delaware law make it more difficult to effect a change in control of the company, which could adversely affect the price of our common stock.

The existence of some provisions in our certificate of incorporation and bylaws and Delaware corporate law could delay or prevent a change in control of our company, even if that change would be beneficial to our stockholders. Our certificate of incorporation and bylaws contain provisions that may make acquiring control of our company difficult, including:

•	provisions regulating the ability of our stockholders to nominate directors for election or to bring matters for action at annual meetings of our stockholders;
•	limitations on the ability of our stockholders to call a special meeting and act by written consent;
•	the ability of our board of directors to adopt, amend or repeal bylaws, and the requirement that the affirmative vote of holders representing at least 66 2/3% of the voting power of all outstanding shares of capital stock be obtained for stockholders to amend our bylaws;
•	the requirement that the affirmative vote of holders representing at least 66 2/3% of the voting power of all outstanding shares of capital stock be obtained to remove directors;
•	the requirement that the affirmative vote of holders representing at least 66 2/3% of the voting power of all outstanding shares of capital stock be obtained to amend our certificate of incorporation; and
•	the authorization given to our board of directors to issue and set the terms of preferred stock without the approval of our stockholders.
     These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, which may limit the price that investors are willing to pay in the future for shares of our common stock.
Our certificate of incorporation designates courts in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
Our certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	Any derivative action or proceeding brought on our behalf;
•	Any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;
•	Any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law; or
•	Any other action asserting a claim against us that is governed by the internal affairs doctrine.
In addition, our certificate of incorporation provides that if any action specified above (each is referred to herein as a covered proceeding), is filed in a court other than the specified Delaware courts without the approval of our board of directors (each is referred to herein as a foreign action), the claiming party will be deemed to have consented to (i) the personal jurisdiction of the specified Delaware courts in connection with any action brought in any such courts to enforce the exclusive forum provision described above and (ii) having service of process made upon such claiming party in any such enforcement action by service upon such claiming party’s counsel in the foreign action as agent for such claiming party. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the covered proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

The declaration of dividends on our common stock is within the discretion of our board of directors based upon a review of relevant considerations, and there is no guarantee that we will pay any dividends in the future or at levels anticipated by our stockholders.
On July 16, 2018, our board of directors initiated a quarterly dividend policy on shares of our common stock payable quarterly beginning with the second quarter of 2018. In July 2019, as a result of oilfield market conditions and other factors, our board of directors suspended the quarterly cash dividend. The decision to pay dividends is solely within the discretion of, and subject to approval by, our board of directors. Our board of directors’ determination with respect to any such dividends, including the record date, the payment date and the actual amount of the dividend, will depend upon our profitability and financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that the board deems relevant at the time of such determination. Based on its evaluation of these factors, the board of directors may determine not to declare a dividend, or declare dividends at rates that are less than anticipated, either of which could reduce returns to our stockholders.

USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of the common stock by us for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term and long-term debt, making acquisitions of assets, businesses or securities, capital expenditures and for working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.
Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of common stock by the selling stockholders.

DIVIDEND POLICY

On July 16, 2018, we initiated a quarterly dividend policy and declared our first quarterly cash dividend. In July 2019, as a result of oilfield market conditions and other factors, our board of directors suspended the quarterly cash dividend.

Our board of directors’ determination with respect to any future dividends will depend upon our profitability and financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that the board deems relevant at the time of such determination. Based on its evaluation of these factors, the board of directors may determine not to declare a dividend, or declare dividends at rates that are less than currently anticipated.

SELLING STOCKHOLDERS
The shares of our common stock covered by this prospectus that may be sold from time to time in the secondary offering are being offered by the selling stockholders identified in this prospectus. As used in this prospectus, references to the selling stockholders include the selling stockholders identified in this prospectus and their respective donees, pledges, transferees or other successors in interest selling common stock covered by this prospectus received from any of such selling stockholders after the date of this prospectus as a gift, pledge, distribution or other transfer. This prospectus will not cover subsequent sales of common stock purchased from the selling stockholders identified in this prospectus.
On October 12, 2016, prior to the completion of our initial public offering, or the IPO, we issued 20,615,700 shares of our common stock to Mammoth Energy Holdings LLC, which we refer to as Mammoth Holdings, an affiliate of Wexford. Of these shares, Mammoth Holdings sold 171,797 shares of our common stock in the IPO. Following such sale in the IPO, Mammoth Holdings held 20,443,903 shares of our common stock. In June 2017, all of the shares held by Mammoth Holdings were transferred to MEH Sub LLC, which we refer to as MEH, an affiliate of Wexford, in an internal reorganization of certain Wexford affiliates. Also in June 2017, we issued an aggregate of 4,565,416 shares of our common stock to MEH and certain other affiliates of Wexford (all of which shares are currently held by MEH), as part of the consideration for our acquisitions of all outstanding membership interests in Sturgeon Acquisitions LLC, Stingray Energy Services LLC and Stingray Cementing LLC from Wexford and certain other entities. In June and July of 2018, as part of an underwritten secondary public offering, MEH sold an aggregate of 3,030,426 shares of our common stock. In addition, subsequent to the IPO, Wexford purchased an aggregate of 52,596 shares in open market transactions and received an aggregate of 249,473 restricted stock units, or RSUs, granted under our equity incentive plan to our directors who are, or at the time of such grant were, affiliates of Wexford, and assigned such RSUs to Wexford as required by the terms of their employment with Wexford, of which (i) 198,191 RSUs have vested as of the dated of this prospectus and are included in the table below as shares of common stock that may be sold by Wexford under this prospectus or any applicable prospectus supplement and (ii) 51,282 RSUs are scheduled to vest, subject to certain conditions, on the earlier of June 2, 2022 and the date of our 2022 Annual Meeting of Stockholders. The shares of common stock subject to the unvested RSUs are also included in the table below, but may not be sold by Wexford under this prospectus until such RSUs shall have vested.
In connection with the closing of the IPO on October 19, 2016, we entered into a registration rights agreement with Mammoth Holdings, pursuant to which Mammoth Holdings and its affiliates, including MEH, have certain demand and “piggyback” registration rights with respect to shares of common stock owned by such entities or their affiliates.

Additional information regarding our material relationships and related party transactions with Wexford and its affiliates is set forth under the heading “Certain Relationships and Related Transactions” in our definitive proxy statement on Schedule 14A, filed by us with the SEC on April 20, 2021 as may be updated or supplemented by subsequent filings we make with the SEC, and the notes to our consolidated financial statements included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which information is incorporated herein by reference.
We have prepared this prospectus and the related registration statement in part to fulfill our registration requirements with respect to the shares of our common stock beneficially owned by Wexford and certain of its affiliates. Pursuant to the registration rights agreements, we will pay all expenses relating to the registration and offering of these shares, except that Wexford will pay any underwriting fees, discounts or commissions. Pursuant to the terms of the registration rights agreement, we agreed to indemnify Wexford and its affiliates against certain liabilities, including liabilities under the Securities Act, and Wexford has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by Wexford specifically for use in this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that stockholder is identified in this prospectus, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the registration rights agreement described above.
The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified in the table below and related footnotes. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by such selling stockholders in this prospectus, if at all. The table (or the introductory paragraphs to the table, as applicable) and the related footnotes also set forth the name and other information with respect to the selling stockholders and their ownership of our common stock, the nature of any position, office or other material relationship which such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholders after completion of the offering.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to independently verify such information. Additionally, the selling stockholders may have sold or transferred some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Except as otherwise indicated, we believe that the stockholder identified in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned.

	Common Stock Beneficially Owned Prior to Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Beneficial Owner	Number	Percentage	Number	Number	Percentage
Selling Stockholders:
Wexford Capital LP(2)	22,280,962	47.7%	22,280,962	—	—%
Arty Straehla(3)	1,333,119	2.9%	1,333,119	—	—%
Mark Layton(4)	495,777	1.1%	495,777	—	—%
Total	24,109,858	51.7%	24,109,858	—	—%

(1)	Percentage of beneficial ownership is based upon 46,680,731 shares of common stock outstanding as of June 16, 2021. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Of these shares, MEH is the record holder of 21,978,893 shares of common stock and Wexford is the record holder of 302,069 shares of common stock, including 51,282 shares of common stock subject to unvested RSUs, which are scheduled to vest, subject to certain conditions, on the earlier of June 2, 2022 and our 2022 Annual Meeting of Stockholders. The number is based on the Schedule 13G/A filed jointly with the SEC on February 5, 2021 by Wexford, Wexford GP LLC (“Wexford GP”), Charles E. Davidson (“Mr. Davidson”) and Joseph M. Jacobs (“Mr. Jacobs”), Forms 4 jointly filed by these individuals and entities on June 4, 2021 and internal records. Wexford GP is the general partner of Wexford. Mr. Davidson and Mr. Jacobs are the managing members of Wexford GP. Wexford, Wexford GP, Mr. Davidson and Mr. Jacobs have shared voting and dispositive power over 22,280,962 shares of common stock. Wexford may, by reason of its status as (i) sub-advisor of each of Wexford Spectrum Trading Limited (“WST”) and Wexford Catalyst Trading Limited (“WCT”) and (ii) manager of MEH (MEH, together with WST and WCT, is referred to herein as the “Wexford Entities”), be deemed to own beneficially the securities of which the Wexford Entities possess beneficial ownership. Wexford GP may, as the general partner of Wexford, be deemed to own beneficially the securities of which the Wexford Entities possess beneficial ownership. Each of Mr. Davidson and Mr. Jacobs may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which the Wexford Entities possess beneficial ownership. Each of Wexford, Wexford GP, Mr. Davidson and Mr. Jacobs share the power to vote and to dispose of the securities beneficially owned by the Wexford Entities. Each of Wexford, Wexford GP, Mr. Davidson and Mr. Jacobs disclaim beneficial ownership of the securities owned by the Wexford Entities except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective pecuniary interests therein. Wexford’s address is 777 South Flagler Drive, Suite 602 East, West Palm Beach Florida 33401.
(3)
Mr. Straehla holds an aggregate of 1,792 of these shares of common stock in three custodial accounts for the benefit of three of his grandchildren over which accounts Mr. Straehla maintains investment control. The amount of shares of common stock covered by this prospectus includes the shares of common stock underlying 650,000 unvested RSUs granted to Mr. Straehla under our equity incentive plan, which will vest in two equal annual installments beginning on March 3, 2022 and may not be sold by Mr. Straehla under this prospectus until such RSUs shall have vested. The remaining shares of common stock beneficially owned by Mr. Straehla and covered by this prospectus were either issued to Mr. Straehla under our equity incentive plan upon vesting and settlement of RSUs awards or purchased by Mr. Straehla in open market purchases or through a directed share program in connection with the IPO. Mr. Straehla serves as our Chief Executive Officer and one of our directors.

(4)
The amount of shares of common stock covered by this prospectus includes the shares of common stock underlying 250,000 unvested RSUs granted to Mr. Layton under our equity incentive plan, which will vest in two equal annual installments beginning on March 3, 2022 and may not be sold by Mr. Layton under this prospectus until such RSUs shall have vested. The remaining shares of common stock beneficially owned by Mr. Layton and covered by this prospectus were either issued to Mr. Layton under our equity incentive plan upon vesting and settlement of RSUs awards or purchased by Mr. Layton through a directed share program in connection with the IPO. Mr. Layton serves as our Chief Financial Officer.

The selling stockholders identified in this prospectus may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

DESCRIPTION OF OUR COMMON STOCK
The following description of our common stock, certificate of incorporation and our bylaws are summaries thereof and are qualified by reference to our certificate of incorporation and our bylaws, as amended and restated, copies of which have been filed with the SEC as exhibits and are incorporated by reference in the registration statement of which this prospectus is a part.
Authorized Capital Stock
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. Our common stock has been approved for listing on The Nasdaq Global Select Market under the symbol “TUSK.”
Common Stock
Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of shares of common stock shall be entitled to receive, pro rata, all the remaining assets of our company available for distribution to our stockholders after payment of our debts and after there shall have been paid to or set aside for the holders of capital stock ranking senior to common stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled.
Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to both the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and to any dividend restrictions contained in debt agreements. All outstanding shares of common stock and any shares sold and issued by us pursuant to this prospectus will be fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized to issue up to 20,000,000 shares of preferred stock in one or more series and designate:

•	the distinctive serial designation and number of shares of the series;
•	the voting powers and the right, if any, to elect a director or directors;
•	the terms of office of any directors the holders of preferred shares are entitled to elect;
•	the dividend rights, if any;
•	the terms of redemption and the amount of, and provisions regarding, any sinking fund for the purchase or redemption thereof;
•	the liquidation preferences and the amounts payable on dissolution or liquidation;
•	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and
•	any other terms or provisions which the board of directors is legally authorized to fix or alter.

We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. We have no present plans to issue any shares of preferred stock.
Related Party Transactions and Corporate Opportunities
Subject to the limitations of applicable law, our certificate of incorporation, among other things:

•	permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors;
•	permits any of our stockholders, officers or directors to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and
•	provides that if any director or officer of one of our affiliates who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to such affiliates and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary or other duties to us regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.
Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
Undesignated preferred stock. The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
Stockholder meetings. Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Stockholder action by written consent. Our bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders; provided, however, that prior to the date that Wexford ceases to beneficially own (directly or indirectly) more than 50% of our outstanding shares of common stock, any action required or permitted to be taken by stockholders at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. This provision, which may not be amended except by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board.
Amendment of the bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Removal of Director. Our certificate of incorporation and bylaws provide that members of our board of directors may only be removed by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Amendment of the Certificate of Incorporation. Our certificate of incorporation provides that, in addition to any other vote that may be required by law or any preferred stock designation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt any provision as part of our certificate of incorporation inconsistent with the provisions of our certificate of incorporation dealing with distributions on our common stock, related party transactions, our board of directors, our bylaws, meetings of our stockholders or amendment of our certificate of incorporation.
The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Exclusive Forum
Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and other employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

Transfer Agent and Registrar
Computershare Trust Company, NA. is the transfer agent and registrar for our common stock.
Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TUSK.”

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by a non-U.S. holder (as defined below). This discussion deals only with common stock purchased in this offering that is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment), by a non-U.S. holder. Except as modified for estate tax purposes, the term “non-U.S. holder” means a beneficial owner of our common stock that is not a “U.S. person” or an entity treated as a partnership for U.S. federal income and estate tax purposes. A U.S. person is any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
An individual may generally be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, by, among other ways, being present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.
This discussion is based upon provisions of the Code, and Treasury Regulations, administrative rulings and judicial decisions, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that such contrary position would not be sustained by a court. This discussion does not address all aspects of U.S. federal income and estate taxation, including the impact of the unearned income Medicare contribution tax and does not deal with other U.S. federal tax laws (such as gift tax laws) or non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this discussion does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

•	certain former U.S. citizens or residents;
•	shareholders that hold our common stock as part of a straddle, constructive sale transaction, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•	shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	shareholders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes or other pass- through entities or owners thereof;
•	shareholders that own, or are deemed to own, more than five percent (5%) of our outstanding common stock (except to the extent specifically set forth below);
•	shareholders subject to the alternative minimum tax;
•	financial institutions, banks and thrifts;
•	insurance companies;
•	tax-exempt entities;
•	real estate investment trusts;

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;
•	broker-dealers or dealers in securities or foreign currencies; and
•	traders in securities that use a mark-to-market method of accounting for U.S. federal income tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holding our common stock, you should consult your tax advisor.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE AND GIFT TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR TAX TREATIES AND ANY OTHER U.S. FEDERAL TAX LAWS.
Distributions on Common Stock
Any distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If any such distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock” below. Dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. withholding tax at a 30% rate, or if an income tax treaty applies, a lower rate specified by the treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide to us or our withholding agent IRS Form W-8BEN or W-8BEN-E (or applicable substitute or successor form for either) properly certifying eligibility for the reduced rate. Non-U.S. holders that do not timely provide us or our withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. In that case, we or our withholding agent will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (which may generally be met by providing an IRS Form W-8ECI). In addition, a “branch profits tax” may be imposed at a 30% rate (or a lower rate specified under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.
Gain on Disposition of Common Stock
Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, in which case, the gain will be taxed on a net income basis at the U.S. federal income tax rates and in the manner applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above may also apply;
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements, in which case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we currently are a USRPHC. If we are or become a USRPHC, a non-U.S. holder nonetheless will not be subject to U.S. federal income tax or withholding in respect of any gain realized on a sale or other disposition of our common stock so long as (i) our common stock is “regularly traded on an established securities market” for U.S. federal income tax purposes and (ii) such non-U.S. holder does not actually or constructively own, at any time during the applicable period described in the third bullet point, above, more than 5% of our outstanding common stock. We expect our common stock to be “regularly traded” on an established securities market, although we cannot guarantee it will be so traded. Accordingly, a non-U.S. holder who actually or constructively owns more than 5% of our common stock would be subject to U.S. federal income tax and withholding in respect of any gain realized on any sale or other disposition of common stock (taxed in the same manner as gain that is effectively connected income, except that the branch profits tax would not apply). Non-U.S. holders should consult their own advisor about the consequences that could result if we are, or become, a USRPHC.
Information Reporting and Backup Withholding Tax
Dividends paid to you will generally be subject to information reporting and may be subject to U.S. backup withholding. You will be exempt from backup withholding if you properly provide a Form W-8BEN, W-8BEN-E or W-8ECI certifying under penalties of perjury that you are a non-U.S. holder or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. holder, or you otherwise establish an exemption. Copies of the information returns reporting such dividends and the tax withheld with respect to such dividends also may be made available to the tax authorities in the country in which you reside.
The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you receive payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless you properly provide a Form W-8BEN, W-8BEN-E or W-8ECI certifying under penalties of perjury that you are a non-U.S. person (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption. If you sell your common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will generally apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock through a non-U.S. office of a broker that has certain relationships with the United States unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.
Backup withholding is not an additional tax. You may obtain a refund or credit of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Federal Estate Tax
Our common stock that is owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, or FATCA, a 30% withholding tax will generally apply to dividends on common stock paid to a foreign financial institution unless the foreign financial institution (i) enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, (ii) is resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial entity complies with related information reporting requirements of such country, or (iii) qualifies for an exemption from these rules. A foreign financial institution generally is a foreign entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the benefit of one or more other persons, or (iii) is an investment entity that, in general, primarily conducts as a business on behalf of customers trading in certain financial instruments, individual or collective portfolio management or otherwise investing, administering, or managing funds, money or certain financial assets on behalf of other persons. In addition, FATCA generally imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners, furnishes identifying information regarding each substantial U.S. owner, or otherwise qualifies for an exemption from these rules. In either case, such payments would include U.S.-source dividends. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends made on or after January 1, 2019, proposed Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed Treasury regulations until they are revoked or final Treasury regulations are issued.

FATCA’s withholding obligations generally apply to payments of dividends on our common stock. The Treasury regulations and subsequent guidance provide detailed guidance regarding the reporting, withholding and other obligations under FATCA. Investors should consult their tax advisors regarding the possible impact of the FATCA rules on their investment in our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Common Stock
We and the selling stockholders, which reference as used in this prospectus includes such selling stockholders’ respective donees, pledges, transferees or other successors in interest selling common stock covered by this prospectus received after the date of this prospectus from any of such selling stockholders as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
We and the selling stockholders may use any one or more of the following methods when disposing of the offered common stock:

•	sales on the Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•	an over-the-counter sale or distribution;
•	underwritten offerings;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market or sales made to or through a market maker other than on an exchange;
•	short sales effected after the date of this prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;
•	through the distribution of the shares by any selling stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
Any selling stockholder may elect to make an in-kind distribution of its shares of common stock covered by this prospectus or any applicable prospectus supplement to such selling stockholder’s members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.
The selling stockholders may also transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by any selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholdersmay from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.
If underwriters are used to sell the common stock, we and the selling stockholder, if any, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us and the selling stockholder, if any, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent.
To the extent required by applicable law, a prospectus supplement relating to the common stock will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;
•	the number or amount of the common stock involved, the purchase price of such common stock and the proceeds to us and the selling stockholder, if any, from such sale;
•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and
•	any securities exchanges on which the common stock may be listed.
     The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the common stock will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling stockholders and any underwriters, dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.
The common stock may be sold directly by us, any selling stockholder or through agents designated by us from time to time. Any agent involved in the offer or sale of the common stock in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or any selling stockholder to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we or any selling stockholder will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase common stock from us or such selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us or any selling stockholder to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us or such selling stockholder in the ordinary course of business.
Any underwriters to whom common stock is sold by us or any selling stockholder for public offering and sale may make a market in such common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any common stock.

Certain persons participating in any offering of common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of common stock than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the common stock sold for their account may be reclaimed by the syndicate if such common stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock to be offered hereby offered by us and/or the selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The information incorporated in this prospectus by reference to the Annual Report on Form 10-K of Mammoth Energy Services, Inc. concerning estimates of our proven mineral reserves was derived from the report of John T. Boyd Company, independent mining engineers and geologists. All of such information has been included herein in reliance upon the authority of such firm as an expert in such matters.

GLOSSARY OF OIL AND NATURAL GAS AND ELECTRICAL INFRASTRUCTURE TERMS
The following is a glossary of certain oil and natural gas industry terms used or incorporated by reference from our filings with the SEC in this prospectus:
Acidizing. To pump acid into a wellbore to improve a well’s productivity or injectivity.
Blowout. An uncontrolled flow of reservoir fluids into the wellbore, and sometimes catastrophically to the surface. A blowout may consist of salt water, oil, natural gas or a mixture of these. Blowouts can occur in all types of exploration and production operations, not just during drilling operations. If reservoir fluids flow into another formation and do not flow to the surface, the result is called an underground blowout. If the well experiencing a blowout has significant open-hole intervals, it is possible that the well will bridge over (or seal itself with rock fragments from collapsing formations) down-hole and intervention efforts will be averted.
Bottomhole assembly. The lower portion of the drillstring, consisting of (from the bottom up in a vertical well) the bit, bit sub, a mud motor (in certain cases), stabilizers, drill collar, heavy-weight drillpipe, jarring devices (“jars”) and crossovers for various threadforms. The bottomhole assembly must provide force for the bit to break the rock (weight on bit), survive a hostile mechanical environment and provide the driller with directional control of the well. Oftentimes the assembly includes a mud motor, directional drilling and measuring equipment, measurements-while-drilling tools, logging-while-drilling tools and other specialized devices.
Cementing. To prepare and pump cement into place in a wellbore.
Coiled tubing. A long, continuous length of pipe wound on a spool. The pipe is straightened prior to pushing into a wellbore and rewound to coil the pipe back onto the transport and storage spool. Depending on the pipe diameter (1 in. to 4 1/2 in.) and the spool size, coiled tubing can range from 2,000 ft. to 20,000 ft. (610 m to 6,096 m) or greater length.
Completion. A generic term used to describe the assembly of down-hole tubulars and equipment required to enable safe and efficient production from an oil or gas well. The point at which the completion process begins may depend on the type and design of the well.
Directional drilling. The intentional deviation of a wellbore from the path it would naturally take. This is accomplished through the use of whipstocks, bottomhole assembly (BHA) configurations, instruments to measure the path of the wellbore in three-dimensional space, data links to communicate measurements taken down-hole to the surface, mud motors and special BHA components and drill bits, including rotary steerable systems, and drill bits. The directional driller also exploits drilling parameters such as weight on bit and rotary speed to deflect the bit away from the axis of the existing wellbore. In some cases, such as drilling steeply dipping formations or unpredictable deviation in conventional drilling operations, directional-drilling techniques may be employed to ensure that the hole is drilled vertically. While many techniques can accomplish this, the general concept is simple: point the bit in the direction that one wants to drill. The most common way is through the use of a bend near the bit in a down-hole steerable mud motor. The bend points the bit in a direction different from the axis of the wellbore when the entire drillstring is not rotating. By pumping mud through the mud motor, the bit turns while the drillstring does not rotate, allowing the bit to drill in the direction it points. When a particular wellbore direction is achieved, that direction may be maintained by rotating the entire drillstring (including the bent section) so that the bit does not drill in a single direction off the wellbore axis, but instead sweeps around and its net direction coincides with the existing wellbore. Rotary steerable tools allow steering while rotating, usually with higher rates of penetration and ultimately smoother boreholes.
Down-hole. Pertaining to or in the wellbore (as opposed to being on the surface).
Down-hole motor. A drilling motor located in the drill string above the drilling bit powered by the flow of drilling mud. Down-hole motors are used to increase the speed and efficiency of the drill bit or can be used to steer the bit in directional drilling operations. Drilling motors have become very popular because of horizontal and directional drilling applications and the increase of day rates for drilling rigs.

Drilling rig. The machine used to drill a wellbore.
Drillpipe or Drill pipe. Tubular steel conduit fitted with special threaded ends called tool joints. The drillpipe connects the rig surface equipment with the bottomhole assembly and the bit, both to pump drilling fluid to the bit and to be able to raise, lower and rotate the bottomhole assembly and bit.
Drillstring or Drill string. The combination of the drillpipe, the bottomhole assembly and any other tools used to make the drill bit turn at the bottom of the wellbore.
Flow back. The process of allowing fluids to flow from the well following a treatment, either in preparation for a subsequent phase of treatment or in preparation for cleanup and returning the well to production.
Horizontal drilling. A subset of the more general term “directional drilling,” used where the departure of the wellbore from vertical exceeds about 80 degrees. Note that some horizontal wells are designed such that after reaching true 90-degree horizontal, the wellbore may actually start drilling upward. In such cases, the angle past 90 degrees is continued, as in 95 degrees, rather than reporting it as deviation from vertical, which would then be 85 degrees. Because a horizontal well typically penetrates a greater length of the reservoir, it can offer significant production improvement over a vertical well.
Hydraulic fracturing. A stimulation treatment routinely performed on oil and gas wells in low permeability reservoirs. Specially engineered fluids are pumped at high pressure and rate into the reservoir interval to be treated, causing a vertical fracture to open. The wings of the fracture extend away from the wellbore in opposing directions according to the natural stresses within the formation. Proppant, such as grains of sand of a particular size, is mixed with the treatment fluid to keep the fracture open when the treatment is complete. Hydraulic fracturing creates high-conductivity communication with a large area of formation and bypasses any damage that may exist in the near-wellbore area.
Hydrocarbon. A naturally occurring organic compound comprising hydrogen and carbon. Hydrocarbons can be as simple as methane, but many are highly complex molecules, and can occur as gases, liquids or solids. Petroleum is a complex mixture of hydrocarbons. The most common hydrocarbons are natural gas, oil and coal.
Mesh size. The size of the proppant that is determined by sieving the proppant through screens with uniform openings corresponding to the desired size of the proppant. Each type of proppant comes in various sizes, categorized as mesh sizes, and the various mesh sizes are used in different applications in the oil and natural gas industry. The mesh number system is a measure of the number of equally sized openings per square inch of screen through which the proppant is sieved.
Mud motors. A positive displacement drilling motor that uses hydraulic horsepower of the drilling fluid to drive the drill bit. Mud motors are used extensively in directional drilling operations.
Natural gas liquids. Components of natural gas that are liquid at surface in field facilities or in gas processing plants. Natural gas liquids can be classified according to their vapor pressures as low (condensate), intermediate (natural gasoline) and high (liquefied petroleum gas) vapor pressure.
Nitrogen pumping unit. A high-pressure pump or compressor unit capable of delivering high-purity nitrogen gas for use in oil or gas wells. Two basic types of units are commonly available: a nitrogen converter unit that pumps liquid nitrogen at high pressure through a heat exchanger or converter to deliver high-pressure gas at ambient temperature, and a nitrogen generator unit that compresses and separates air to provide a supply of high pressure nitrogen gas.
Plugging. The process of permanently closing oil and gas wells no longer capable of producing in economic quantities. Plugging work can be performed with a well servicing rig along with wireline and cementing equipment; however, this service is typically provided by companies that specialize in plugging work.

Plug. A down-hole packer assembly used in a well to seal off or isolate a particular formation for testing, acidizing, cementing, etc.; also a type of plug used to seal off a well temporarily while the wellhead is removed.
Pounds per square inch. To pump acid into a wellbore to improve a well’s productivity or injectivity.
Pressure pumping. Services that include the pumping of liquids under pressure.
Producing formation. An underground rock formation from which oil, natural gas or water is produced. Any porous rock will contain fluids of some sort, and all rocks at considerable distance below the Earth’s surface will initially be under pressure, often related to the hydrostatic column of ground waters above the reservoir. To produce, rocks must also have permeability, or the capacity to permit fluids to flow through them.

Proppant. Sized particles mixed with fracturing fluid to hold fractures open after a hydraulic fracturing treatment. In addition to naturally occurring sand grains, man-made or specially engineered proppants, such as resin-coated sand or high-strength ceramic materials like sintered bauxite, may also be used. Proppant materials are carefully sorted for size and sphericity to provide an efficient conduit for production of fluid from the reservoir to the wellbore.
Resource play. Accumulation of hydrocarbons known to exist over a large area.
Shale. A fine-grained, fissile, sedimentary rock formed by consolidation of clay- and silt-sized particles into thin, relatively impermeable layers.
Tight oil. Conventional oil that is found within reservoirs with very low permeability. The oil contained within these reservoir rocks typically will not flow to the wellbore at economic rates without assistance from technologically advanced drilling and completion processes. Commonly, horizontal drilling coupled with multistage fracturing is used to access these difficult to produce reservoirs.
Tight sands. A type of unconventional tight reservoir. Tight reservoirs are those which have low permeability, often quantified as less than 0.1 millidarcies.
Tubulars. A generic term pertaining to any type of oilfield pipe, such as drillpipe, drill collars, pup joints, casing, production tubing and pipeline.
Unconventional resource. An umbrella term for oil and natural gas that is produced by means that do not meet the criteria for conventional production. What has qualified as “unconventional” at any particular time is a complex function of resource characteristics, the available exploration and production technologies, the economic environment, and the scale, frequency and duration of production from the resource. Perceptions of these factors inevitably change over time and often differ among users of the term. At present, the term is used in reference to oil and gas resources whose porosity, permeability, fluid trapping mechanism, or other characteristics differ from conventional sandstone and carbonate reservoirs. Coalbed methane, gas hydrates, shale gas, fractured reservoirs and tight gas sands are considered unconventional resources.
Wellbore. The physical conduit from surface into the hydrocarbon reservoir.
Well stimulation. A treatment performed to restore or enhance the productivity of a well. Stimulation treatments fall into two main groups, hydraulic fracturing treatments and matrix treatments. Fracturing treatments are performed above the fracture pressure of the reservoir formation and create a highly conductive flow path between the reservoir and the wellbore. Matrix treatments are performed below the reservoir fracture pressure and generally are designed to restore the natural permeability of the reservoir following damage to the near wellbore area. Stimulation in shale gas reservoirs typically takes the form of hydraulic fracturing treatments.

Wireline. A general term used to describe well-intervention operations conducted using single-strand or multi-strand wire or cable for intervention in oil or gas wells. Although applied inconsistently, the term commonly is used in association with electric logging and cables incorporating electrical conductors.
Workover. The process of performing major maintenance or remedial treatments on an oil or gas well. In many cases, workover implies the removal and replacement of the production tubing string after the well has been killed and a workover rig has been placed on location. Through-tubing workover operations, using coiled tubing, snubbing or slickline equipment, are routinely conducted to complete treatments or well service activities that avoid a full workover where the tubing is removed. This operation saves considerable time and expense.
The following is a glossary of certain electrical infrastructure industry terms used or incorporated by reference in this prospectus:
Distribution. The distribution of electricity from the transmission system to individual customers.

Substation. A part of an electrical transmission and distribution system that transforms voltage from high to low, or the reverse.
Transmission. The movement of electrical energy from a generating site, such as a power plant, to an electric substation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$64,466.55
FINRA filing fee	*
Nasdaq Global Market listing fee	*
Accounting fees and expenses	50,000*
Legal fees and expenses	100,000*
Blue Sky fees and expenses (including counsel fees)	*
Printing and Engraving expenses	*
Transfer Agent and Registrar fees and expenses	*
Miscellaneous expenses	25,000*

Total	$ 239,466.55*

*	Except for the SEC registration fee, all amounts listed in the tables relate to the estimated expenses of registering the shares of common stock under the registration statement of which this prospectus forms a part. The estimated expenses of any offerings under this registration statement are not presently known, but the foregoing represents the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with any offering of securities under the registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of fees and expenses payable in respect of any offering of common stock under the registration statement.
Item 14. Indemnification of Directors and Officers.
Limitation of Liability
Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and
•	for any transaction from which the director derives an improper personal benefit.
In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our certificate of incorporation provides that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Indemnification
Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 to our Current Report on Form 8-K in connection with a specific offering.
Item 15. Recent Sales of Unregistered Securities.
None.
Item 16. Exhibits and Financial Statement Schedules.

(A)	Exhibits.

Exhibit Number	Exhibit Description

1.1+	Form of Common Stock Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37917), filed with the SEC on November 16, 2016).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37917), filed with the SEC on November 15, 2016).

3.3
First Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37917), filed with the SEC on June 9, 2020.

4.1
Specimen Certificate for shares of common stock, par value $0.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1/A (File No. 333-213504), filed with the SEC on October 3, 2016).

4.2	Description of Securities of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K (File No. 001-37917), filed with the SEC on March 2, 2020).
4.3
Registration Rights Agreement, dated October  12, 2016, by and between the Company and Mammoth Energy Holdings, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No.  001-37917), filed with the SEC on November 16, 2016).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of John T. Boyd Company.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

+	To be filed as an exhibit to a Current Report on Form 8-K of the registrant in connection with a specific offering.
*	Filed herewith.

(B)	Financial Statement Schedules.
All schedules are omitted because the required information is (i) not applicable, (ii) not present in amounts sufficient to require submission of the schedule or (iii) included in our financial statements and the accompanying notes included in the prospectus to this Registration Statement.
Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on June 17, 2021.

MAMMOTH ENERGY SERVICES, INC.

By:	/s/ Arty Straehla
Arty Straehla Chief Executive Officer

S-1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Arty Straehla and Mark Layton, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated.

Signature	Title	Date
/s/ Arty Straehla	Chief Executive Officer (principal executive officer) and Director	June 17, 2021
Arty Straehla

/s/ Mark Layton	Chief Financial Officer (principal financial and accounting officer)	June 17, 2021
Mark Layton

/s/ Arthur Amron	Director (Chairman of the Board)	June 17, 2021
Arthur Amron

/s/ Corey Booker	Director	June 17, 2021
Corey Booker

/s/ Paul Jacobi	Director	June 17, 2021
Paul Jacobi

/s/ James D. Palm	Director	June 17, 2021
James D. Palm

/s/ Arthur Smith	Director	June 17, 2021
Arthur Smith

S-2